EXHIBITS 5.1 and 23.2
o SHAPIRO BUCHMAN PROVINE PATTON LLP o
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                                         1333 N. California Boulevard, Suite 350
                                         Walnut Creek, California 94596
                                         T 925 944 9700
                                         F 925 944 9701
July 14, 2006

Board of Directors                       Reply to:
Monterey Gourmet Foods, Inc.             John W. Carr, Esq.
1528 Moffett Street                      E-mail: jcarr@sbllp.com
Salinas, CA 93905


Re:   Our File No.: 30053.055
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Gentlemen:

         We are providing this opinion to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed by Monterey Gourmet Foods, Inc. a Delaware corporation (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement is to be filed on behalf of certain stockholders of the Company (the "Selling Stockholders") to register the resale of an aggregate of 3,126,200 restricted shares of Common Stock, $.001 par value per share (the "Shares") of the Company, including 652,200 shares issuable upon the exercise of warrants issued to the Selling Stockholders.

         We are acting as counsel for the Company in connection with the registration of the resale of the Shares. We have examined and relied upon (1) a signed copy of the Registration Statement to be filed with the Commission, (2) minutes of meetings of the Board of Directors of the Company as provided to us by the Company, (3) stock record books of the Company as provided to us by the Company, (4) the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and (5) such other documents as we have deemed necessary to render our opinions. In our examination of these documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents, and the legal competence of all persons signing such documents.

         Our opinion below, insofar as it relates to the Shares being fully paid, is based solely on a certificate of the Chief Financial Officer of the Company confirming the Company's receipt of the consideration called for by the applicable resolutions authorizing the sale and issuance of the Shares by the Company.

         We assume that, to the extent required by law or regulation, appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the resale of the Shares under all applicable state securities or "blue sky" laws.

                               o www.sbllp.com o
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Board of Directors
Monterey Gourmet Foods, Inc.
July 14, 2006
Page 2


         We express no opinion as to the laws of any state or jurisdiction other than the laws of the State of California, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         Please note that we express opinion only with respect to the matters stated herein, and no opinion should be inferred as to any other matters. Our opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matter or opinion set forth herein.

         We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name in the Registration Statement and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


Sincerely,

SHAPIRO BUCHMAN PROVINE & PATTON LLP


/s/ JOHN W. CARR
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John W. Carr